    As filed with the Securities and Exchange Commission on December 18, 2003

                                                     Registration No. 333-103996


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------


                         AMENDMENT NUMBER 3 TO FORM S-3

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                             ----------------------
                               THE ANDERSONS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            Ohio                                    5150                       34-1562374
(State or other jurisdiction              (Primary Standard Industrial      (I.R.S. employer
    of incorporation or organization)      Classification Code Number)    identification number)


                              480 WEST DUSSEL DRIVE
                               MAUMEE, OHIO 43537
                                 (419) 893-5050
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                             ----------------------
                               BEVERLY J. MCBRIDE
                               THE ANDERSONS, INC.
                              480 WEST DUSSEL DRIVE
                               MAUMEE, OHIO 43537
                                 (419) 893-5050
    (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                           CODE, OF AGENT FOR SERVICE)
                             ----------------------

      Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of the registration statement.

      If the securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

 Title of Each Class of                      Proposed Maximum     Proposed Maximum        Amount of
    Securities to be      Amount to be       Offering Price           Aggregate         Registration
       registered          Registered           Per Unit          Offering Price (1)         Fee
       ----------          ----------           --------          ------------------         ---
6 % Ten-Year Debentures    $ 8,000,000            100%               $ 8,000,000            $  647
5 % Five-Year Debentures   $12,000,000            100%               $12,000,000            $  971
         Total             $20,000,000                               $20,000,000            $1,618

(1) Estimated solely for purpose of computing the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended.

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

       This Prospectus is NOT complete and was filed on December 18, 2003.


                                               (THE ANDERSONS LOGO)

PROSPECTUS
$ 8,000,000 6% TEN-YEAR DEBENTURES
$12,000,000 5% FIVE-YEAR DEBENTURES
($1,000 MINIMUM INVESTMENT)
                                                             The Andersons, Inc.
                                                           480 West Dussel Drive
                                                              Maumee, Ohio 43537
                                                                   (419)891-5050
                               TERMS OF DEBENTURES

- Debentures will be issued the first of the month following our receipt of payment. Interest begins to accrue on that day.

- Interest will be paid to you annually on the anniversary of the date issued.

- We may redeem debentures at any time by paying you principal plus accrued interest.

-     No sinking fund will be provided; these debentures are not secured.

                                  TERMS OF SALE

-     There is no established trading market for the debentures.

- We will sell debentures continuously until they are all sold or the offering is terminated.

- There are no underwriters or commissions to be paid. We are selling directly to you.

- We will receive all proceeds from the sale of debentures. We expect the expenses of this offering to approximate $46,000.

      YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS IDENTIFIED THAT WE HAVE LISTED BEGINNING ON PAGE 4.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

              The date of this Prospectus is ________________, 2003

                       WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information, regarding issuers that file documents with the SEC electronically.

      The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we sell all of the debentures.

- Annual Report on Form 10-K / A for the year ended December 31, 2002, as amended.

- Quarterly Report on Form 10-Q / A for the quarter ended March 31, 2003, as amended

-     Quarterly report on Form 10-Q for the quarter ended June 30, 2003


- Quarterly report on Form 10-Q/A for the quarter ended September 30, 2003, as amended.


      This prospectus is part of a registration statement on Form S-3 that we filed with the SEC.

      Any person, including any beneficial owner, may request a copy of these filings, at no cost, by contacting us at:

      Investor Relations
      Gary Smith
      Vice President, Finance & Treasurer
      The Andersons, Inc.
      480 West Dussel Drive
      Maumee, Ohio 43537
      (419)891-6417
      email:gary_smith@andersonsinc.com

      You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these debentures in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document. We undertake no obligation to update any of the information in this Prospectus, except as provided by law.


                                TABLE OF CONTENTS


                                                            Page
                                                            ----
                  Summary                                     3
                  Risk Factors                                4
                  Use of Proceeds                             5
                  Capitalization                              7
                  Description of Debentures                   7
                  Plan of Distribution                        9
                  Legal Opinions                              9
                  Experts                                     9

                                     SUMMARY

      This page summarizes important points about us and about the debentures that we are selling. It is important that you read the more detailed information about the debentures that we are offering included later in the document and the information about us that we are incorporating by reference.

                               THE ANDERSONS, INC.

      We are engaged in several businesses including agriculture, processing, rail car leasing and retail. Our Agriculture Group operates grain elevators, merchandises grain and distributes agricultural fertilizer. Our Processing Group produces lawn fertilizer and corncob products. Our Rail Group buys, sells, manages, leases and repairs railcars and our Retail Group operates six large home centers, a mower sales and service shop and a distribution center. We have been in existence since 1947 and have sold debentures under similar terms to this offering for many years. Our principal administrative offices are located at 480 West Dussel Drive, Maumee, Ohio 43537. Our telephone number is (419) 893-5050.



                                    OUR OFFER


SECURITIES         $  8,000,000 principal amount 6 % Ten-Year Debentures.
                   $12,000,000 principal amount 5 % Five-Year Debentures.
                   Offered directly by the Company.
                   $1,000 minimum principal investment.

REDEMPTION         Redeemable at maturity or at the option of the Company.

USE OF PROCEEDS    Payment of current maturities of long-term debt with
                   the remainder added to working capital or used for general corporate purposes.

                       RATIO OF EARNINGS TO FIXED CHARGES

                                 Nine months ended
                                    September 30            Year ended December 31
                                    ------------       -------------------------------
                                  2003        2002     2002  2001   2000    1999  1998
                                  ----        ----     ----  ----   ----    ----  ----
Ratio of earnings to fixed        1.85        2.12     2.19  1.79   1.93    1.91  1.97
charges


                          SUMMARY FINANCIAL INFORMATION

                                                  Nine months ended
                                                    September 30                  Year ended December 31
                                                    ------------            -----------------------------------
(In thousands, except for per share data)         2003        2002          2002           2001            2000
                                                  ----        ----          ----           ----            ----
                                                         (as restated)  (as restated)
Sales and merchandising revenues            $   803,828    $  721,430    $1,076,527    $  980,361     $   958,505


Income before income taxes                        7,492        11,226        16,002        11,931          14,364
Cumulative effect of change in
  accounting principle                               --         3,480         3,480          (185)             --
Net income                                        4,963        11,859        14,244         8,857          10,078
Per share data:
  Basic earnings per share                         0.70          1.62          1.96          1.22            1.34
  Diluted earnings per share                       0.68          1.58          1.92          1.21            1.34
  Dividends paid                                   0.21         0.195          0.26          0.26            0.24




                          As of September 30               As of December 31
                          ------------------         ----------------------------
                          2003        2002        2002           2001        2000
                          ----        ----        ----           ----        ----
                                  (as restated) (as restated)
Working capital         $ 82,626    $ 80,851    $ 81,755        $ 75,228    $ 55,260
Total assets             409,509     416,825     469,218         458,324     442,965
Long-term debt            83,241      84,961      84,272          91,316      80,159
Shareholders' equity     108,890     105,261     105,765          94,934      89,836

      The 2002 results have been restated to reflect the adoption of EITF Topic D-96, "Accounting for Management Fees Based on a Formula." See the Company's 2002 Annual Report on Form 10K/A, as amended, for further discussion.

                                  RISK FACTORS

      Following are factors that we believe you should consider before making an investment decision.

RISKS RELATING TO OUR BUSINESS

OUR BUSINESS CAN BE ADVERSELY AFFECTED BY SEASONALITY AND WEATHER CONDITIONS

      Many of our operations are dependent on weather conditions. The success of our Agriculture Group is highly dependent on the weather in the eastern corn belt (Ohio, Michigan, Indiana and Illinois), primarily during the spring planting season through the summer (wheat) and fall (corn and soybean) harvests. The Processing Group manufactures and distributes lawn fertilizer for home and professional use and its sales are highly seasonal with the majority occurring in the first and second quarter. Poor weather conditions during the spring adversely affect consumer purchases of do-it-yourself lawn care products. The Retail Group's business is also highly seasonal with a majority of sales generated in the second and fourth quarters.

OUR BUSINESS IS AFFECTED BY THE SUPPLY AND DEMAND OF COMMODITIES, AND ADVERSE PRICE MOVEMENTS CAN DEPRESS OUR RESULTS OF OPERATIONS

      Our Agriculture Group buys, sells and holds inventories of various commodities, some of which are readily traded on commodity futures exchanges. Our Processing Group uses some of these same commodities as base raw materials in its lawn fertilizer. Changes in the supply and demand of these commodities can affect the value of inventories that we hold as well as the price of raw materials for our Processing Group. We hedge the majority of our grain inventory positions including purchase and sale contracts, however, we are unable to hedge 100% of the price risk of each transaction due to timing, availability of hedge contracts and third party credit risk. We generally do not hedge non-grain commodities.

CHANGES IN GOVERNMENT POLICY CAN ADVERSELY AFFECT OUR BUSINESS

      Agricultural production and trade flows are significantly affected by government actions. Examples of government policies include tariffs, duties, subsidies, import and export restrictions and outright embargos. Changes in government policies and producer supports may impact the amount and type of grains planted, which in turn, may impact our ability to buy grain in our market region. Because a portion of our grain sales are to exporters, the imposition of export restrictions could limit our sales opportunities.

      Our Processing Group manufactures lawn fertilizers and control products using potentially hazardous materials. Regulations about the use and registration of these materials have in the past and may in the future require us to adjust the raw material content of our products and make formulation changes.

      Changes in existing and future government policies may restrict our ability to do business and/or cause our financial results to suffer.

WE HANDLE POTENTIALLY HAZARDOUS MATERIALS, AND ENVIRONMENTAL RISKS RELATED TO THOSE MATERIALS CAN INCREASE THE COST OF OPERATING OUR BUSINESSES

      We handle potentially hazardous materials in several of our businesses. Our operations are regulated by environmental laws and regulations, including those governing the labeling, use, storage, discharge and disposal of hazardous materials. Because we use and handle hazardous substances in our business, changes in environmental requirements or an unanticipated significant adverse environmental event could have a material adverse effect on our business. In addition, changes to environmental regulations may require us to modify our existing plant and processing facilities and could significantly increase the cost of those operations.

RISKS RELATING TO THE DEBENTURES

YOU MAY NOT BE ABLE TO SELL YOUR DEBENTURES BECAUSE OF AN ABSENCE OF A PUBLIC MARKET FOR THEM

      We don't intend to list these Debentures on any national securities exchange. We don't expect any trading market to develop. Because of this, we can't provide assurance that any market will develop for the Debentures. If you want to sell your Debentures, a willing buyer may not be found and as a result, you may not be able to get an attractive price if you are able to sell at all.

CHANGES IN INTEREST RATES CAN DEPRESS THE VALUE OF YOUR DEBENTURES

Because the interest rates on the Debentures are fixed, an increase in general interest rates would negatively impact the value of the Debentures and consequently any market that may develop.

OTHER CREDITORS HAVE SENIOR RIGHTS TO OUR ASSETS THAN THE HOLDERS OF DEBENTURES

      Our Debenture obligations are subordinate and junior in right of payment to all of our senior indebtedness. The Debentures are of equal rank with other debenture bonds of the Company due through 2013 at interest rates ranging from 5.5% to 8.5%. We are able to incur additional indebtedness or issue other securities that would be senior to the Debentures. See Description of Debentures for further discussion about the Debentures

WE CAN REDEEM THE DEBENTURES AT ANY TIME, WHICH MAY HAVE ADVERSE IMPLICATIONS FOR YOUR PORTFOLIO

      You may redeem the Debentures on their maturity date for the principal amount plus accrued interest. We hold the option to call the Debentures at any time, paying principal plus interest at the date that they are called. To the extent you are relying on the Debentures to fulfill a particular role in your portfolio, this could cause your portfolio to become imbalanced. Although we don't plan to call these debentures before their maturity, we do have the right to do so and could do so at any time. You, as a holder of Debentures, don't have the option to require us to purchase your Debentures.

YOU WILL NOT HAVE THE BENEFIT OF A THIRD PARTY CREDIT RATING IN EVALUATING AN INVESTMENT IN THE DEBENTURES

      The Debentures have not been rated by an independent rating organization. We don't plan to seek an independent rating at this time.

                                 USE OF PROCEEDS


      The offering is not underwritten and we don't know how many of the Debentures will sell or when they will be sold. The proceeds we receive from the sale of the Debentures (after deducting our expenses) will be used first for the payment of current maturities of long-term debt as scheduled. Following are our current maturities as of September 30, 2003 (in thousands):



Debenture bonds due 2003, interest
  rates from 6.3% to 7.5%               $2,916


Notes payable, due quarterly with
  balance due in 2008, interest rate     1,268
  6.95%

Acquisition liability                      810

Note payable, variable rate (2.46% at
  September 30, 2003), payable
  quarterly with balance due in 2005       394

Note payable, due quarterly with
  balance due in 2017, interest rate       772
  6.5%

Note payable, due quarterly with
  balance due in 2016, interest rate       428
  7.0%

Other                                      395
                                        ------
                                        $6,983
                                        ======


      There is no time limit to this offering, and we plan to continue the sale of the Debentures indefinitely or until they are completely sold. We are not requiring a minimum sale of Debentures under this offering, and if the amount sold does not cover our current maturities, we will fund those payments either through cash provided by operations or with borrowings on our short-term line of credit.

      Our secondary use for proceeds will be to add to working capital. Increases in working capital will allow us to reduce our short-term borrowings.

                                 CAPITALIZATION


      Following are the details (in thousands) of our consolidated capitalization as of September 30, 2003. We haven't included the effect of the receipt of any proceeds from this offering of Debentures, since the amount of proceeds and when the proceeds will be received is uncertain.




Long-term debt:
   Notes payable                   $ 46,821
   Debenture bonds                   24,019
   Industrial development revenue     7,750
bonds
   Capital lease obligation           3,208
   Acquisition liability              1,302
   Other                                141
                                   --------
       Total long-term debt          83,241

Shareholders' equity:
   Common shares                         84
   Additional paid-in capital        66,893
   Treasury shares                  (13,317)
   Other                               (697)
   Retained earnings                 55,927
                                   --------
       Total shareholders' equity   108,890
                                   --------
            Total capitalization   $192,131
                                   ========


      See Notes 7, 8, and 11 to our restated Consolidated Financial Statements as of December 31, 2002 for additional information as to the lines of credit, long-term debt and leases and related commitments.

                            DESCRIPTION OF DEBENTURES

      The Debentures we are offering are to be issued under an Indenture between us and Fifth Third Bank, as Trustee (the "Trustee"). The original Indenture agreement was dated as of October 1, 1985, and has been supplemented by a Seventeenth Supplemental Indenture, dated as of August 14, 1997. The Seventeenth Supplemental Indenture was created to authorize a new series of debentures that were registered and issued from 1997 to the present. We confirmed our liability for the interest and principal payment of these debentures as well as compliance with the original Indenture. Except for the rate of interest and years to maturity, the terms and conditions of the Debentures, including all debentures previously issued under the Indenture, are identical. Following are summaries of certain provisions of the Indenture that are not complete definitions. Please refer to the Seventeenth Supplemental Indenture a copy of which was filed as an exhibit to our 1999 Annual Report on Form 10-K or the original Indenture as previously filed. If particular Sections or defined terms of the Indenture are referred to in this Prospectus, we intend that such Sections or defined terms shall be incorporated by reference from the original Indenture documents.

GENERAL

      The Indenture does not limit the principal amount of the Debentures, either in the aggregate or as to any series. The Debentures will be unsecured direct obligations of the Company and any successor entities.

      We may not merge or consolidate or sell substantially all of our assets as an entirety unless the successor entity expressly assumes the payment of principal and interest on all outstanding Debentures

      Although we have no present plans, understandings or arrangements, we may issue unsecured debt in the future. This new unsecured debt may have terms that would be senior to the Debentures. If we become subject to any insolvency or bankruptcy proceedings, or any other receivership, liquidation, reorganization or similar proceedings, the holders of any such senior debt as well as holders of any of our secured debt would be entitled to receive payment in full before the holders of the Debentures are entitled to receive any payment of principal or interest on the Debentures. The Indenture contains no restriction against our issuance of additional indebtedness, including unsecured debt senior to the Debentures, or secured debt. The Debentures are of equal rank with other debenture bonds of the Company due through 2013 at interest rates ranging from 5.5% to 8.5%. See Note 8 of the Notes to our restated Consolidated Financial Statements as of December 31, 2002 for more information about our secured borrowings.

      The Indenture contains no minimum working capital, current ratio or other such requirements, or any protective provisions in the event of a highly leveraged transaction. No such transactions are contemplated.

      We will issue Debentures on the first of the following month after we receive payment for the Debentures. The Debentures we are offering will be due in either five years or ten years from their Original Issue Date. This maturity date is subject to our right to redeem the Debentures at any time by paying the holder the principal amount plus accrued interest to the date of redemption (Section 1101). The Debentures will bear interest at the annual rate shown on the front cover of this Prospectus. The interest payment will be made annually to the holder of record at the close of business on the fifteenth day of the month preceding the Interest Payment Date and will first occur one year from the Original Issue Date. (Section 301) Principal and interest will be payable, and the Debentures will be transferable, at the office of the Trustee, Fifth Third Bank, Corporate Trust Services, Mail Drop 1090D2, 38 Fountain Square Plaza, Cincinnati, Ohio, 45263. We may, however, make any payment of interest or principal by check mailed to the address of the holder of record as it appears on the Debenture Register. (Sections 301 and 307)

      The Debentures will be issued only in fully registered form without coupons in denominations of $1,000 or any multiple of $1,000. (Section 302) No service charge will be made for any transfer or exchange of Debentures, but we may require payment of an amount sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section
305)


      We may issue Debentures in series from time to time with an aggregate principal amount as is authorized by our Board of Directors. (Section 311) The Debentures do not provide for any sinking fund. At September 30, 2003, we had outstanding Debentures with a principal amount of $26.9 million.


MODIFICATION AND WAIVER

      We can't modify the Indenture without the approval of the holders of 66 2/3 % of the principal amount of all outstanding debentures that would be affected by the modification. Specifically, the following modifications need support of 66 2/3% of holders:

-     A change to the stated maturity date of the principal of any Debenture;

- A change to the stated payment date of interest; - A reduction of the principal amount of any Debenture; - A reduction of the interest paid on any Debenture;

- A change to the place or currency of payment of principal or interest on any Debenture;

- A limitation on the right to institute suit for the enforcement of any payment on or with respect to any Debenture;

- A reduction of the above-stated percentage of holders of Debentures necessary to modify or amend the Indenture; or

- A modification of the foregoing requirements or reduction of the percentage of outstanding Debentures necessary to waive any past default to less than a majority.

   Holders of a majority of the principal amount of the outstanding Debentures may waive compliance by the Company with certain restrictions.
(Sections 902 and 513)

EVENTS OF DEFAULT

      The following are events of default:

-     failure to pay principal when due;

-     failure to pay any interest when due, continued for 30 days;

- failure to perform any other indenture covenant of the Company, continued for 60 days after written notice; and

-     certain events in bankruptcy, insolvency or reorganization.

   If we don't make payments of principal or interest, the Trustee must provide you with a notice of default. For any other event of default, the Trustee is not required to send notice to you if it considers withholding the notice to be in your best interest. (Section 501 and 602)

      If an event of default happens and is not cured, either the Trustee or the holders of 25% or more of the principal amount of the Debentures may accelerate the maturity of all outstanding Debentures.

      Holders of a majority of the principal amount of the outstanding Debentures may waive a default that would normally result in acceleration of the Debentures, but only if all defaults have been remedied and all payments due have been made. (Sections 502 and 513)

      You have the unconditional right to receive the payment of principal and interest when due and to institute suit for the enforcement of such payment. (Section 508)

THE TRUSTEE

      Except for its duties in the case of default as described previously, the Trustee is not required to exercise any of its rights or powers under the Indenture at the request, order or direction of any holders, unless such holders have offered to the Trustee reasonable indemnity. (Section 603) Subject to such provisions for indemnification, the holders of a majority in principal amount of the outstanding Debentures may determine the time, method and place of conducting proceedings for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee. (Section 512)

      We are required to furnish to the Trustee an annual statement on our performance or fulfillment of covenants, agreements or conditions in the Indenture and the absence of events of default. (Section 1004)

PLAN OF DISTRIBUTION

      This offering of Debentures is not underwritten. We are selling the Debentures directly to you without any intermediaries. There is no time limit to this offering and we plan to continue the sale of the Debentures indefinitely or until they are completely sold. We can't be sure of the amount of Debentures that we may ultimately sell. We are selling the Debentures for our own account and are not paying commissions to anyone.

LEGAL OPINIONS


      Beverly J. McBride, our Vice President, General Counsel and Secretary has issued an opinion regarding certain legal matters and matters with respect to Ohio law. She owns 44,000 of our common shares and has the option to purchase 3,200 additional common shares (1,940 of the options are exercisable).


EXPERTS

      The financial statements and schedule incorporated in this Prospectus by reference to the Annual Report on Form 10-K/A for the year ended December 31, 2002 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.


      You should rely only on the information contained in or incorporated by reference in this prospectus. We have authorized no one to provide you with different information.

      We are not making an offer of these securities in any location where the offer is not permitted.

      You should not assume that the information in this prospectus, including information incorporated by reference, is accurate as of any date other than the date on the front of the prospectus.

                             SUBSCRIPTION AGREEMENT
            FOR 6% TEN-YEAR DEBENTURES AND 5% FIVE-YEAR DEBENTURES OF
                               THE ANDERSONS, INC.

     (I)(We) hereby subscribe for:

         ______________________________ multiple(s) of 6% Ten-Year Debentures

         ______________________________ multiple(s) of 5% Five-Year Debentures of The Andersons, Inc. at face value. Each multiple is $1,000. Herewith find $_________________ in full payment thereof.

      The Debentures should be registered and issued in the following mode of ownership: (ONLY ONE MODE OF OWNERSHIP MAY BE SELECTED)

1.   ______________________________ an individual.
                  (Name)

2.   ______________________________ and ________________________________________
                  (Name)                                      (Name)

                as joint tenants with right of survivorship and
                            not as tenants in common.

3.   ______________________________ and ________________________________________
                  (Name)                                      (Name)

                             as tenants in common.

4.   ______________________________ as custodian for ___________________________
                  (Name)                                      (Name)

                       under the Uniform Gifts to Minors
                               Act, as applicable.

5.   ______________________________ trustee for _______________________________.
                  (Name)                                      (Name)


     Trust Name _______________________  Date of Trust__________________________

6.   ______________________________ TOD ________________________________________
                  (Name)                                  (Name)

                           subject to STA TOD Rules.

     I acknowledge receipt of a copy of the current Prospectus of The Andersons, Inc. with respect to the offering of the above Debentures subscribed for hereby which will be issued, and interest will begin to accrue, as of the first day of the month following the month in which payment of the Debentures has been received by The Andersons, Inc. Under the penalties of perjury, I certify that the information listed below is true, correct and complete.

Dated ________________       Signed ____________________________________________

                             Signed ____________________________________________

     Please print name, address, social security number and telephone number of registered owner(s).

_________________________________________________              ________________________________________________________
                        (Name)                                                          (Name)
_________________________________________________              ________________________________________________________
                        (Street)                                                        (Street)
_________________________________________________              ________________________________________________________
                  (City, State, Zip Code)                                          (City, State, Zip Code)
_________________________________________________              ________________________________________________________
 (Social Security Number or Federal I.D. Number)                      (Social Security Number or Federal I.D. Number)
_________________________________________________              ________________________________________________________
          (Area Code)(Telephone Number)                                   (Area Code)(Telephone Number)

Make check payable to: The Andersons, Inc.                        YOU ARE REQUIRED TO COMPLETE THE W-9 FORM ON THE REVERSE
Mail to: The Andersons, Inc., Assistant Treasurer,                              SIDE OF THIS SUBSCRIPTION.
         PO Box 119, Maumee, Ohio 43537

                                    W-9 FORM
                            IMPORTANT TAX INFORMATION

We ask that you complete this substitute form W-9, sign in the space provided, and return it, with the subscription agreement to: The Andersons, Inc.
                                                   PO Box 119
                                                   Maumee, Ohio 43537

A) Is your name and address correct on the preceding subscription form?
   _____ Yes _____ No (If No, please correct it on the subscription agreement.)

B) Taxpayer Identification Number (TIN). - Enter your TIN in the space provided below:

      Employer Identification Number ___ ___ - ___ ___ ___ ___ ___ ___ ___

                                   -OR-
         Social Security Number ___ ___ ___ - ___ ___ - ___ ___ ___ ___

C)  Please check the appropriate box:  [ ] Individual / Sole Proprietor
                                       [ ] Corporation
                                       [ ] Partnership
                                       [ ] Other ____________

D) Certification: Under penalties of perjury, I certify that:

      1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

      2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

Certification instructions: You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return.

Signature: _____________________________Title: ____________________Date: _______

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following are additional estimated expenses of the offering described in the Prospectus:

Printing                                                                $ 12,000
Accounting fees                                                           18,000
Legal fees                                                                 6,000
Blue Sky qualifications and expenses                                       4,000
Securities and Exchange Commission filing fees                             1,618
Miscellaneous                                                              4,000
                                                                        --------
Total                                                                   $ 45,618
                                                                        ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 1701.13 of the Ohio General Corporation Law, inter alia, empowers an Ohio corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, trustee, officer, employee, member, manager, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. (Indemnification for expenses, including attorney fees, is subject to certain exceptions.) In addition, indemnification may be made only as authorized in each specific case upon a determination by disinterested directors, by independent legal counsel, by the shareholders or by a court of competent jurisdiction.

         Section 1701.11 further authorizes a corporation to purchase and maintain insurance or furnish similar protection on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation or enterprise, against any liability asserted against him or her and incurred in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her under Section 1701.11. The Company maintains policies insuring its and its subsidiaries' officers and directors against certain liabilities for actions taken in such capacities, including certain liabilities under the Securities Act of 1933.

         Article IV of the Code of Regulations of the Company provides for indemnification of the directors and officers of the Company to the full extent permitted by law, as now in effect or later amended. In addition, the Code of Regulations provide for indemnification against expenses incurred by a director or officer to be paid by the Company in advance of the final disposition of such action, suit or proceeding; provided, however, that if required by the Ohio General Corporation Law, an advancement of expenses will be made only upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall be ultimately determined that he or she is not entitled to be indemnified by the Company. The Code of Regulations further provide for a contractual cause of action on the part of directors and officers of the Company with respect to indemnification claims which have not been paid by the Company.

         Article Sixth of the Company's Restated Articles of Incorporation limits to the fullest extent permitted by the Ohio General Corporation Law as the same exists or may have been amended, the personal liability of the Company's directors to the Company or its shareholders for monetary damages for a breach of their fiduciary duty as directors. Under certain circumstances the Ohio General Corporation Law provides that such provisions do not eliminate the liability of a director, including, but not Limited to, certain provisions in
Section 1701.95 of the Ohio General Corporation Law (relating to the declaration of dividends and purchase or redemption of shares in violation of the Ohio General Corporation Law.)

ITEM 16. EXHIBITS.

Exhibit
Number            Description
------            -----------

3.1 Articles of Incorporation (Incorporated by reference to Exhibit 3.3 to Registration Statement No. 33-58963).

3.2         Code of Regulations (Incorporated by reference to Exhibit 3.4 to
            Registration Statement No. 33-58963).

4.1 Form of Indenture dated as of October 1, 1985, between The Andersons and Ohio Citizens Bank, as Trustee. (Incorporated by reference to Exhibit 4(a) in Registration Statement No. 33-819).

4.2 The Seventeenth Supplemental Indenture dated as of August 14, 1997, between The Andersons, Inc. and Fifth Third Bank, successor Trustee to an Indenture between The Andersons and Ohio Citizens Bank, dated as of

            October 1, 1985 (Incorporated by reference to Exhibit 4.4 to registrant's 1998 Annual Report on Form 10-K).

5.1 Opinion of Beverly J. McBride, dated March 24, 2003, as to the validity of the securities being registered hereby.

12          Computation of Ratio of Earnings to Fixed Charges.

23          Consent of Independent Accountants.

23.2 Consent of Beverly J. McBride (included in the opinion filed as Exhibit 5.1).

24.1        Powers of Attorney (included on signature page).

25          Statement of Eligibility and Qualification on Form T-1 of Fifth
            Third Bank, as Trustee under the Trust Indenture Act of 1939
            (Incorporated by reference to Exhibit 26 in Registration Statement
            33-62442).

ITEM 17. UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (d) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maumee, State of Ohio, on this 18th day of December, 2003.


                                           THE ANDERSONS, INC.

                                           By:  /s/Michael J. Anderson
                                           -------------------------------------
                                           Michael J. Anderson
                                           President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael J. Anderson and Richard P. Anderson and each of them signing singly, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


            Signature                         Title                Date               Signature                Title          Date
            ---------                         -----                ----               ---------                -----          ----

  /s/Michael J. Anderson*         President and                  12/18/03   /s/Paul M. Kraus*              Director        12/18/03
  -----------------------                                                   -----------------
  Michael J. Anderson             Chief Executive Officer                   Paul M. Kraus
                                  (Principal Executive Officer)

  /s/Richard R. George*           Vice President, Controller     12/18/03   /s/Donald L. Mennel*           Director        12/18/03
  ---------------------                                                     --------------------
  Richard R. George                  and CIO                                Donald L. Mennel
                                  (Principal Accounting
                                     Officer)

  /s/Gary L. Smith*               Vice President, Finance and    12/18/03   /s/David L. Nichols*           Director        12/18/03
  -----------------                                                         --------------------
  Gary L. Smith                      Treasurer                              David L. Nichols
                                  (Principal Financial Officer)

  /s/Richard P. Anderson*         Chairman of the Board          12/18/03   /s/Sidney A. Ribeau*           Director        12/18/03
  -----------------------                                                   --------------------
  Richard P. Anderson             Director                                  Sidney A. Ribeau

  /s/Thomas H. Anderson*          Director                       12/18/03   /s/Charles A Sullivan*         Director        12/18/03
  ----------------------                                                    ----------------------
  Thomas H. Anderson                                                        Charles A. Sullivan

  /s/John F. Barrett*             Director                       12/18/03   /s/Jacqueline F. Woods*        Director
  -------------------                                                       -----------------------
  John F. Barrett                                                           Jacqueline F. Woods
                                                                 12/18/03
  */s/Michael J. Anderson
  -----------------------
  Attorney-in-fact